EXHIBIT 5.2

July 27, 2011

U.S. Securities and Exchange Commission
100 F Street NE
Washington, DC  20549
USA

Commissioners:

We have read Amendment No. 1 to Form 20-F/A of Valcent Products Inc. for the fiscal year ended March 31, 2010, expected to be filed with the Securities and Exchange Commission on July 28, 2011, and are in agreement with the statements in Item 16F of Form 20-F concerning our Firm.

We have no basis to agree or disagree with the other statements included in such Amendment No. 1 to Form 20-F/A that do not relate to our Firm.

Yours very truly,

/s/ “Smythe Ratcliffe LLP” (signed)

Chartered Accountants

HLC/108870